Exhibit 10.04

Notice of Grant of Stock Option	Valero Energy Corporation
and Option Agreement	ID: 74-1828067
	P. O. Box 696000
	San Antonio, TX 78269-6000

[name of non-employee director]	Option Number:	00000000
	Plan:	RMSO

	ID:	11111111

Effective                     , 2007 you have been granted a Non-Qualified Stock Option to buy              shares of the common stock of Valero Energy Corporation (the “Company”) at $             per share.

The total Option price of the shares granted is $            .

Your Options will vest on the first anniversary of the date the Options were granted.

By your signature and the Company’s signature below, you and the Company agree that the Option referenced above is granted under and governed by the terms and conditions of the Company’s Non-Employee Director Stock Option Plan, as amended, and the Option Agreement attached hereto, all of which are made a part of this agreement.

VALERO ENERGY CORPORATION

By:
R. Michael Crownover	Date
Vice President

Non-Employee Director	Date

OPTION AGREEMENT

Valero Energy Corporation Non-Employee Director Stock Option Plan

This Option Agreement (“Agreement”) is entered into between Valero Energy Corporation, a Delaware corporation (“Valero”), and a Non-Employee Director of the Board of Directors of Valero pursuant to the terms of the Valero Energy Corporation Non-Employee Director Stock Option Plan (as may be amended, the “Director Plan”). As used herein, Director shall mean                     . Capitalized terms used in this Agreement but not otherwise defined in this Agreement have the meanings set forth in the Director Plan.

1. Grant of Option. Valero grants to Director the option (“Option”) to purchase up to              shares of Common Stock of Valero, $.01 par value per share (“Shares”), in accordance with the terms of this Agreement and the Director Plan. The Shares, when issued to Director upon the exercise of the Option, shall be fully paid and non-assessable.

2. Purchase Price. The purchase price of the Shares shall be $             per Share.

3. Exercise of Option. The period during which the Option is in effect (“Option Period”) shall commence on                     , 2007. The Option Period shall terminate on                     , 2014. No portion of the Option may be exercised prior to                     , 2008. Subject to the provisions of the Director Plan relating to suspension or termination from the Director Plan, the Option will be available for exercise on                     , 2008, whereupon the Option will be fully vested.

If the Director desires to exercise the Option, Director must deliver written notice to Stock Plan Administration of Valero substantially in the form of the attached Form A (“Exercise Notice”). The Option must be exercised in accordance with one of the methods for exercise set forth in the attached form of Exercise Notice. The date on which the Exercise Notice is received by Valero will be the “Exercise Date.” The completed Exercise Notice must include the number of Shares with respect to which the Option is being exercised. Payment for the Shares will be made at Valero’s San Antonio offices.

If any law or regulation requires Valero to take any action with respect to the Shares specified in the Exercise Notice, then the date of delivery of the Shares against payment shall be extended for the period necessary to take such action. In the event of any failure by Director to pay for the number of Shares specified in the Exercise Notice on the Settlement Date, as the same may be extended as provided above, the exercise of the Option with respect to such number of Shares shall be treated as if it had never been made.

4. Director Plan Incorporated by Reference. The Director Plan is incorporated herein, and by this reference, is made a part hereof for all purposes. The Director Plan contains detailed provisions relating to, among other things, forfeiture of this Option under certain circumstances, adjustment of Shares in the event of certain changes in capitalization, and other matters of importance to Director. Director warrants and agrees that he or she has received and read a copy of the Director Plan or a Director Plan Summary relating thereto, and that all rights granted hereunder are subject to the more detailed provisions of the Director Plan.

5. Limitation of Rights of Director. Director shall have no rights with respect to any Shares not expressly conferred by the Director Plan or this Agreement.

6. No Assignment. This Agreement and the Option granted hereunder are of a personal nature and, without prior written approval from the Compensation Committee of the Board of Directors, the option shall not be transferable by Director except by will or under the laws of descent and distribution, and shall be exercisable, during the Director’s lifetime, only by Director.

7. Successors. This Agreement shall be binding upon any successors of Valero and the heirs, successors and legal representatives of Director.

8. Direct Registration. Director agrees that in lieu of stock certificates, any Shares issuable in connection with the exercise of the Option may be issued in uncertificated form pursuant to the Direct Registration Service of Valero’s stock transfer agent.

The “Form A” referenced in Section 3 of the foregoing agreement has been omitted from this Exhibit 10.04. A copy of the omitted Form A will be furnished to the Commission upon request.